As filed with the Securities and Exchange Commission on May 10, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZEEKR Intelligent Technology Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 1388 Minshan Road

Xinqi Street, Beilun District

Ningbo, Zhejiang

People’s Republic of China

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 10 Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533-3300	Ran Li, Esq. Davis Polk & Wardwell LLP 22rd Floor, China World Office 2 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing People’s Republic of China +86 10 8567-5051	Yi Gao, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-275427

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of ordinary shares (in the form of American Depositary Shares) offered by ZEEKR Intelligent Technology Holding Limited (the “Registrant”) by 40,250,000 shares, 5,250,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form F-1, as amended (File No. 333-275427), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 9, 2024, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Ogier, as to the validity of the ordinary shares
23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP
23.2	Consent of Ogier (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-275427 initially filed with the Securities and Exchange Commission on November 9, 2023)
24.2	Powers of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Ningbo, the People’s Republic of China on May 10, 2024.

ZEEKR INTELLIGENT TECHNOLOGY HOLDING LIMITED

By:	/s/ Conghui An
Name: Conghui An
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 10, 2024 in the capacities indicated:

Signature	Title

/s/ Shufu Li	Chairman of the Board of Directors
Shufu Li

/s/ Conghui An	Director, Chief Executive Officer (principal executive officer)
Conghui An

*	Director
Donghui Li

*	Director
Shengyue Gui

*	Chief Financial Officer (principal financial officer and principal accounting officer)
Jing Yuan

*	By:	/s/ Conghui An
Name: Conghui An
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shufu Li and Conghui An and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 10, 2024 in the capacities indicated:

Signature	Title

/s/ Stephen Brown Davis	Independent Director
Stephen Brown Davis

/s/ Miguel A. Lopez Ben	Independent Director
Miguel A. Lopez Ben

/s/ Latha Maripuri	Independent Director
Latha Maripuri

/s/ Michael David Ricks	Independent Director
Michael David Ricks

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZEEKR Intelligent Technology Holding Limited, has signed this Registration Statement on May 10, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President